AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 3, 2000
                           REGISTRATION NO. 333-35422


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            POST-EFFECTIVE AMENDMENT
                                       ON
                                    FORM S-8
                                       TO
                                    FORM S-4


                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                                 TRIBUNE COMPANY
             (Exact name of registrant as specified in its charter)


                 DELAWARE                               36-1880355
     (State or other jurisdiction of       (I.R.S. Employer Identification No.)
     incorporation or organization)


               435 North Michigan Avenue, Chicago, Illinois 60611
                    (Address of Principal Executive Offices)

            The Times Mirror Company 1997 Directors Stock Option Plan
             The Times Mirror Company 1996 Management Incentive Plan
            The Times Mirror Company 1996 Employee Stock Option Plan
       The Times Mirror Company 1992 Key Employee Long-Term Incentive Plan
            The Times Mirror Company 1988 Executive Stock Option Plan
            The Times Mirror Company Non-Employee Director Stock Plan

                           (Full titles of the plans)


                              Crane H. Kenney, Esq.
                            435 North Michigan Avenue
                             Chicago, Illinois 60611
                            Telephone: (312) 222-9100
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

=====================================================================================
                                          PROPOSED    PROPOSED MAXIMUM
        TITLE OF         AMOUNT TO BE     MAXIMUM       AGGREGATE         AMOUNT OF
    SECURITIES TO BE     REGISTERED(1)    OFFERING      OFFERING          REGISTRATION
       REGISTERED                         PRICE PER     price(3)          FEE(4)
                                          SHARE(2)
-------------------------------------------------------------------------------------
Common Stock, par value  17,000,000       $32.625       $183,565,770      $48,462
     $.01 per share
=====================================================================================

(1) This Post-Effective Amendment covers 17,000,000 shares of common stock, par value $.01 per share, of the Registrant. The shares are issuable upon exercise of stock options granted under the above-listed plans. Registration fees in respect of 11,373,463 of such shares were paid at the time of the filing of Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-35422) on May 5, 2000 and are therefore not included in the calculation of the registration fee in accordance with Rule 457(b) of the Securities Act.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f)(1) and 457(c) of the Securities Act, based on the average of the high and low prices of Tribune common stock on July 31, 2000, as reported on the New York Stock Exchange, Inc.

(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f)(1) of the Securities Act, based on the product of the amount to be registered (less 11,373,463 as described in (1) above) multiplied by the proposed maximum offering price per share calculated as described in (2) above.

(4) Calculated by multiplying 0.000264 by the proposed maximum aggregate offering price.

This amendment shall become effective in accordance with the provisions of Rule 464 promulgated under the Securities Act of 1933.

      Tribune Company (the "Company") hereby files this post-effective amendment to register on Form S-8 (the "Registration Statement") an aggregate of 17,000,000 shares of common stock, par value $.01 per share, of the Company (the "Company Common Stock"), 11,373,463 of which shares were previously registered in a registration statement on Form S-4 (File No. 333-35422) incorporated herein by reference, for issuance pursuant to options granted under The Times Mirror Company 1997 Directors Stock Option Plan, The Times Mirror Company 1996 Management Incentive Plan, The Times Mirror Company 1996 Employee Stock Option Plan (Broad Based Employee Stock Option Plan), The Times Mirror Company 1992 Key Employee Long-Term Incentive Plan, The Times Mirror Company 1988 Executive Stock Option Plan and The Times Mirror Company Non-Employee Director Stock Plan (each, a "Times Mirror Option Plan"), pursuant to the terms and conditions of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of March 13, 2000, between the Company and The Times Mirror Company, a Delaware corporation ("Times Mirror"). Pursuant to the Merger Agreement, Times Mirror merged with and into Tribune (the "Merger") on June 12, 2000.

      In connection with the Merger, each share of common stock, par value $1.00 per share of Times Mirror ("Times Mirror Common Stock") has been converted into either (1) $95 in cash, without interest or (2) 2.5 shares of Company Common Stock. Each option to purchase shares of Times Mirror Common Stock granted under a Times Mirror Option Plan and outstanding as of the effective time of the Merger has been converted into either (1) a lump sum cash payment equal to the product of (A) the number of shares of Times Mirror Common Stock subject to such option and (B) the excess, if any, of $95.00 over the exercise price per share of such option, or (2) an option to purchase shares of Company Common Stock on substantially the same terms and conditions under the applicable Times Mirror Option Plan, except that the number of shares of Company Common Stock subject to such option will be adjusted to equal (A) the number of shares of Times Mirror Common Stock subject to such option multiplied by (B) 2.5 (rounded, in the case of fractional shares, up to the nearest whole share), and the exercise price per share will be adjusted to equal (X) the exercise price of the applicable Times Mirror option (Y) divided by 2.5 (rounded down to the nearest whole cent).

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

      The following documents filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

      (a) The Company's Annual Report on Form 10-K for the year ended December 26, 1999, as amended on Form 10-K/A on June 27, 2000.

      (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 26, 2000.

      (c) The Company's Current Reports on Form 8-K filed on March 13, March 14 and June 13, 2000.

      (d) The description of the Company's Common Stock set forth in its Registration Statement on Form 8-A, dated September 8, 1983, including any amendments or reports filed for the purpose of updating that description.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date any such document is filed. The information relating to the Company contained in this Registration Statement does not purport to be complete and should be read together with the information in the documents incorporated by reference herein. Any statement contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a subsequent statement contained herein or in any other subsequently filed document incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.  Description of Securities.
         -------------------------

      Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

      The legality of the Company Common Stock offered hereby has been passed upon for the Company by Crane H. Kenney, Senior Vice President, General Counsel and Secretary of the Company. Mr. Kenney is a participant in the Company's stock option plans and various other employee benefit plans offered to employees of the Company.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

      Section 145(a) of the Delaware General Corporation Law ("DGCL") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, because the person is or was a director or officer of the corporation. Such indemnity may be against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.


      Section 145(b) of the DGCL provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.


      Section 145(g) of the DGCL provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.


      Article TWELFTH of the Company's amended and restated certificate of incorporation provides that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law. In accordance with
Section 102(b)(7) of the DGCL, the Company's amended and restated certificate of incorporation provides that no directors of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for (i) breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) unlawful payment of dividends under Section 174 of the DGCL or (iv) transactions from which the director derives an improper personal benefit.


      Pursuant to Section 145 of the DGCL and the Company's amended and restated certificate of incorporation, the directors and officers of the Company are covered by Directors and Officers Liability and Corporation Reimbursement insurance policies.


      The foregoing statements are subject to the detailed provisions of Section 145 of the DGCL and Article TWELFTH of the amended and restated certificate of incorporation of the Company.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

      Not Applicable.

Item 8.      Exhibits.
             --------

      See Exhibit Index located on page 8 hereof.

Item 9.      Undertakings.
             ------------

      A.  The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
----------

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 3rd day of August 2000.

                                          TRIBUNE COMPANY


                                          By: /s/ CRANE H. KENNEY
                                              -------------------
                                              Crane H. Kenney
                                              Senior Vice
                                              President, General
                                              Counsel and Secretary


      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated as of August 3, 2000.


               SIGNATURE                                TITLE
               ---------                                -----

                   *                         Chairman, President and Chief
------------------------------------                  Executive
             John W. Madigan                     Officer and Director
                                            (principal executive officer)


                   *                         Senior Vice President/Finance and
------------------------------------                 Administration
           Donald C. Grenesko               (principal financial officer)


                   *                         Vice President and Controller
------------------------------------        (principal accounting officer)
            R. Mark Mallory


                   *                                   Director
------------------------------------
           Diego E. Hernandez


                   *                                   Director
------------------------------------
           Robert E. La Blanc

                   *                                   Director
------------------------------------
          Nancy Hicks Maynard


                   *                                   Director
------------------------------------
           Andrew J. McKenna


                   *                                   Director
------------------------------------
            Kristie Miller


                   *                                   Director
------------------------------------
           James J. O'Connor


                   *                                   Director
------------------------------------
           Donald H. Rumsfeld


                   *                                   Director
------------------------------------
            Patrick G. Ryan


                   *                                   Director
------------------------------------
             Dudley S. Taft


                   *                                   Director
------------------------------------
            Arnold R. Weber


*By:/s/ CRANE H. KENNEY
    -------------------
        Crane H. Kenney
        Attorney-in-fact

EXHIBIT INDEX
-------------


Exhibit No.             Exhibit
-----------             -------

3.1 Amended and Restated Certificate of Incorporation (Exhibit 3.1 to the Current Report on Form 8-K filed on June 13, 2000).

3.2 Amended Bylaws (Exhibit 3.2 to the Current Report on Form 8-K filed on June 13, 2000).

5.1 Opinion of Crane H. Kenney, Esq., as to legality of the securities being registered.*

23.1                    Consent of Crane H. Kenney, Esq. (included in Exhibit
                        5.1).*

23.2                    Consent of PricewaterhouseCoopers LLP.*

23.3                    Consent of Ernst & Young LLP.*

24 Power of Attorney (included on signature page to the Registration Statement of Tribune Company (Registration No. 333-35422) filed on April 21, 2000).

10.1 The Times Mirror Company 1988 Executive Stock Option Plan (Exhibit A to the Proxy Statement, dated March 30, 1988, of the predecessor to The Times Mirror Company ("Old Times Mirror")).

10.2 The Times Mirror Company 1992 Key Employee Long-Term Incentive Plan (Appendix A to Old Times Mirror's Proxy Statement, dated March 20, 1992).

10.3 The Times Mirror Company 1996 Management Incentive Plan (Exhibit 10.12 to The Times Mirror Company's 1995 Annual Report on Form 10-K).

10.4 The Times Mirror Company Non-Employee Directors Stock Plan (Exhibit 10.13 to The Times Mirror Company's 1995 Annual Report on Form 10-K).

10.5 The Times Mirror Company Non-Employee Directors Stock Plan as amended and restated effective January 1, 1997 (Exhibit 10.14 to The Times Mirror Company's 1996 Annual Report on Form 10-K).

10.6 The Times Mirror Company 1997 Directors Stock Option Plan (Exhibit 10.15 to The Times Mirror Company's 1996 Annual Report on Form 10-K).


--------------
* Filed herewith. All other exhibits were previously filed.